UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 8, 2010
El Paso Pipeline Partners, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33825 (Commission File Number)	26-0789784 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-12
EX-23.1
EX-99.1

Item 8.01. Other Events
Financial Information
     On July 28, 2009, El Paso Pipeline Partners, L.P. (EPB) filed a Current Report on Form 8-K to report its acquisition of an additional 18 percent general partner interest in Colorado Interstate Gas Company (CIG) from El Paso Corporation (El Paso). Because EPB now owns a 58 percent general partner interest in CIG and has the ability to control CIG’s operating and financial decisions and policies subject to the limitations provided for in the General Partnership Agreement of CIG, as amended, and the general partner interests in CIG have been acquired from El Paso, applicable accounting standards required the acquisition of these interests to be accounted for as a reorganization of entities under common control. Accordingly, EPB has consolidated CIG and has retrospectively adjusted its historical financial statements in all periods to reflect the change in reporting entity and to reflect the adoption of updates to existing accounting standards related to the calculation of earnings per unit and the presentation of minority interest (subsequently renamed “noncontrolling interest”). As a result EPB has retrospectively adjusted certain items included in its Annual Report on Form 10-K for the year ended December 31, 2008 (2008 Annual Report) filed with the Securities and Exchange Commission (SEC) on March 2, 2009 as follows:
•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Item 7A. Quantitative and Qualitative Disclosures About Market Risk; and

•	Item 8. Financial Statements and Supplementary Data.
     We have filed the retrospectively adjusted information listed above as exhibits to this Current Report on Form 8-K (Report) which is incorporated herein by reference. Except with respect to the limited matters described above, the retrospectively adjusted information included in this Report has not been updated to reflect events subsequent to the filing of the 2008 Annual Report. This Report should be read in conjunction with the portions of the 2008 Annual Report that have not been retrospectively adjusted herein, as well as in conjunction with EPB’s other filings with the SEC filed subsequent to the 2008 Annual Report.
Other Information
     In November 2009, CIG sold its Natural Buttes gas processing plant to a third party for $9 million. The historical gross cost of the asset was approximately $35 million. Pursuant to the FERC order approving the sale of the processing plant, CIG recently filed its proposed accounting entries associated with the sale with the FERC for its approval. CIG’s proposed accounting entries filed with the FERC utilized a technical obsolescence appraisal methodology for determining the portion of the composite accumulated depreciation attributable to the plant which would result in a gain on the sale. Although we believe the entries proposed by CIG are appropriate for this sale, the FERC also utilizes other methodologies in estimating the associated accumulated depreciation that if applied could result in a non-cash loss on the sale.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
Exhibit number	Description

12	Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP

99.1	Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, El Paso Pipeline Partners, L.P. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.
By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: January 8, 2010

Exhibit Index

Exhibit
Number	Description

12	Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP

99.1	Financial Information